EXHIBIT 99.1

ORIC Pharmaceuticals Reports Third Quarter 2020

Financial and Operational Update

Expanded precision oncology pipeline through in-licensing of allosteric PRC2 inhibitor program and brain penetrant EGFR and HER2 exon 20 inhibitor program

Lead program ORIC-101 on track for multiple interim data readouts in 2021

Expect to file IND/CTAs for ORIC-533, ORIC-944 and ORIC-114 in 2021

SOUTH SAN FRANCISCO and SAN DIEGO, CA – Nov. 5, 2020 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results for the quarter ended September 30, 2020.

“In just over six months since our initial public offering we have made substantial progress in advancing our internally developed pipeline and also successfully executed two highly strategic business development deals to augment our pipeline with additional novel programs,” said Jacob Chacko, M.D., president and chief executive officer. “These efforts have put us in position for multiple upcoming milestones in 2021, including two top line interim Phase 1b clinical readouts for our lead program, ORIC-101, as well as three IND/CTA filings for ORIC-533, -944 and -114.”

Third Quarter 2020 and Other Recent Highlights

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Licensed Exclusive Rights to EGFR/HER2 Exon 20 Inhibitor Program, ORIC-114: In October 2020, ORIC licensed from Voronoi, Inc. exclusive rights worldwide excluding the People’s Republic of China, Hong Kong, Macau and Taiwan (the ORIC Territory) for the development and commercialization of a potential best-in-class brain penetrant, orally bioavailable, irreversible inhibitor designed to selectively target epidermal growth factor receptor (EGFR) and human epidermal growth factor receptor 2 (HER2) with high potency against exon 20 insertion mutations. ORIC expects to file a Clinical Trial Application (CTA) and initiate a global Phase 1/2 tumor-agnostic trial in genetically defined cancers for ORIC-114 in the second half of 2021.

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Licensed Exclusive Worldwide Rights to PRC2 Inhibitor, ORIC-944:  In August 2020, ORIC licensed from Mirati Therapeutics, Inc. exclusive worldwide development and commercialization rights to a potential best-in-class small molecule allosteric inhibitor program directed towards the polycomb repressive complex 2 (PRC2), a validated oncogenic target across several cancers with promising therapeutic potential in prostate cancer, among other indications. ORIC expects to file an IND for ORIC-944 in the second half of 2021.

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Preclinical Data on ORIC-101 Presented at EORTC-NCI-AACR: In October 2020, ORIC presented a poster and oral discussion at the 32nd EORTC-NCI-AACR Symposium 2020 that demonstrated ORIC-101 reversed glucocorticoid receptor (GR) mediated resistance to an androgen receptor (AR) degrader. Key findings of the presentations included:

•	Upon treatment of prostate cancer cell lines with an AR degrader, GR mRNA and protein levels were significantly upregulated, similar to the GR upregulation seen after dosing with enzalutamide;
•	GR upregulation translated into GR activation that conferred resistance to the AR degrader, permitting prostate cancer cells to continue to grow;
•	ORIC-101 was shown to reverse these effects and block tumor cell growth and androgen-regulated gene expression; and
•	These data demonstrate that GR may be a mechanism of resistance to AR degraders and that in vitro, ORIC-101 overcomes GR-driven resistance to AR degradation.

Anticipated Milestones

ORIC expects to:

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Select the recommended Phase 2 dose for its two ongoing ORIC-101 combination trials in the second half of 2020 and to report interim data from one of the trials in the first half of 2021 and from the other trial in the second half of 2021.

•	File an Investigational New Drug (IND) Application for ORIC-533 with the Food and Drug Administration (FDA) in the first half of 2021.
•	File an IND Application for ORIC-944 with the FDA in the second half of 2021.
•	File a CTA and initiate a global Phase 1/2 tumor-agnostic trial in genetically defined cancers for ORIC-114 in the second half of 2021.

Third Quarter 2020 Financial Results

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Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities totaled $186.6 million as of September 30, 2020. The company expects its current cash, cash equivalents and marketable securities will be sufficient to fund its current operating plan into the second half of 2022.

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R&D Expenses: Research and development (R&D) expenses were $8.8 million for the three months ended September 30, 2020, compared to $5.6 million for the three months ended September 30, 2019, an increase of $3.2 million. For the nine months ended September 30, 2020, R&D expenses were $23.8 million compared to $15.9 million for the same period of 2019, an increase of $7.9 million. The increases for the 2020 periods were primarily driven by an increase in external expenses related to the advancement of

ORIC-101, ORIC-533 and exploratory research programs, as well as higher personnel costs, including additional non-cash stock-based compensation of $0.5 million and $1.2 million for the three and nine months ended September 30, 2020, as compared to the same periods in 2019, respectively.

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IPR&D Expenses: In-process research and development (IPR&D) expense of $13.0 million for the three and nine months ended September 30, 2020 related to the non-cash charge the company recorded for the fair value of the 588,235 shares issued to Mirati for the development and commercialization rights to ORIC-944. There were no similar costs incurred in 2019.

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G&A Expenses: General and administrative (G&A) expenses were $3.8 million for the three months ended September 30, 2020, compared to $1.5 million for the three months ended September 30, 2019, an increase of $2.3 million. For the nine months ended September 30, 2020, G&A expenses were $9.1 million compared to $3.9 million for the same period in 2019, an increase of $5.2 million. These increases were primarily due to higher personnel costs, including additional non-cash stock-based compensation of $0.9 million and $1.8 million for the three and nine months ended September 30, 2020, as compared to the same periods in 2019, respectively, higher professional services and related costs to operate as a public company.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer.  ORIC’s lead product candidate, ORIC-101, is a potent and selective small molecule antagonist of the glucocorticoid receptor, which has been linked to resistance to multiple classes of cancer therapeutics across a variety of solid tumors. ORIC-101 is currently in two separate Phase 1b trials of ORIC-101 in combination with (1) Xtandi (enzalutamide) in metastatic prostate cancer and (2) Abraxane (nab-paclitaxel) in advanced or metastatic solid tumors.  ORIC’s other product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (3) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers.  Beyond these four product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding ORIC’s development plans and timelines; the potential advantages and/or best-in-class nature of ORIC’s product candidates and programs; plans underlying ORIC-101 clinical trials and development; the expected timing of selecting the recommended Phase 2 dose for, and reporting interim data from, the ORIC-101 clinical trials; plans underlying ORIC-533, ORIC-944, ORIC-114 or any other programs; the planned IND filings for ORIC-533 and ORIC-944 and CTA filing for ORIC-114; the planned initiation of a global Phase 1/2 tumor-agnostic trial for ORIC-114; the period over which ORIC estimates its existing cash, cash equivalents and marketable securities will be sufficient to fund its current operating plan; and statements by the company’s president and chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-101, ORIC-533, ORIC-944, ORIC-114 or any other product candidates to differ from preclinical, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the Mirati license agreement or the Voronoi license agreement; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2020, and ORIC’s future reports to be filed with the SEC.  These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$186,610	$89,159
Prepaid expenses and other current assets	2,448	840
Total current assets	189,058	89,999

Property and equipment, net	1,893	2,241
Other assets	711	1,853
Total assets	$191,662	$94,093

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$1,598	$152
Accrued other liabilities	5,330	5,202
Total current liabilities	6,928	5,354

Deferred rent - long term	359	765
Total liabilities	7,287	6,119

Convertible preferred stock	—	178,058
Total stockholders' equity (deficit)	184,375	(90,084)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$191,662	$94,093

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$8,831	$5,632	$23,808	$15,884
Acquired in-process research and development	12,971	—	12,971	—
General and administrative	3,800	1,465	9,125	3,914
Total operating expenses	25,602	7,097	45,904	19,798
Loss from operations	(25,602)	(7,097)	(45,904)	(19,798)

Other income:
Interest income, net	10	476	276	1,054
Other income	44	72	184	215
Total other income	54	548	460	1,269
Net loss	$(25,548)	$(6,549)	$(45,444)	$(18,529)
Other comprehensive loss:
Unrealized loss on available-for-sale securities	(29)	—	(29)	—
Comprehensive loss	$(25,577)	$(6,549)	$(45,473)	$(18,529)
Net loss per share, basic and diluted	$(0.84)	$(3.36)	$(2.52)	$(9.87)
Weighted-average shares outstanding, basic and diluted	30,314,904	1,946,439	18,022,068	1,876,687